EXHIBIT 99.1

PRESS RELEASE

Date:	January 25, 2006

CONTACTS:

	David P. Kershaw	Joseph M. Russo
	Executive Vice President &	Senior Vice President
	Chief Financial Officer	Marketing and Investor Relations
	315-475-4478	315-475-6710

Alliance Financial Reports 2005 Earnings

SYRACUSE, NEW YORK {January 25, 2006}

Alliance Financial Corporation (Nasdaq: ALNC), parent of Alliance Bank, N. A., announced today that earnings were $2.05 per share on a fully diluted basis for the year ended December 31, 2005, up 2.5% compared with $2.00 for the prior year. The Company’s net income for 2005 of $7.507 million increased 3.5% compared with 2004 net income of $7.255 million. Earnings for the fourth quarter of 2005 were $0.48 per diluted share, up 9.1% compared with $0.44 for the 2004 fourth quarter, and 2005 fourth quarter net income of $1.763 million, was up 10.5% compared with the same period a year ago.

“In 2005, our earnings increased while we were able to make noticeable progress towards our long term goals” said Jack H. Webb, Chairman, President and Chief Executive Officer of Alliance Financial Corporation. “As anticipated, the February 2005 acquisition of a portion of HSBC’s personal trust portfolio increased our non-interest income by more than 50%, and significantly contributed to our ’05 earnings performance. Positive credit quality indictors including net charge offs of 8 basis points of average loans and leases allowed a meaningful reduction in our provision expense. We were very pleased that the asset growth rate of our commercial leasing business exceeded our expectations, and has positioned that business to be accretive to earnings in 2006. The benefits from non-interest income growth and attention to our credit quality have offset the effect of the continued compression in our net interest margin resulting from the rise in short term interest rates and the flattening of the yield curve in 2005. “During the fourth quarter,” Webb continued, “the Bank embarked on an earnings improvement project. This project will conclude in the first quarter of 2006, with improvements in efficiency and streamlined processes that will reduce non-interest expense while enhancing the level of non-interest income through more competitive fee structures in all major lines of business. We have incurred one-time pre-tax expenses related to this project of approximately $500,000 during the fourth quarter and have estimated that this initiative will produce a pre-tax benefit in excess of $2.5 million in 2006.” “Finally”, said Webb, “our record growth in deposits during 2005 demonstrates our ability to acquire new customers and has increased our market share in the Syracuse, Cortland and Oneida markets.”

The Company further reported that its return on average assets for 2005 was 0.80%, compared with 0.84% in 2004, while its return on average equity at 10.75% was unchanged compared with the prior year. The return on average assets for the fourth quarter of 2005 of 0.72% was equal to that reported for the same quarter a year earlier, while the return on average equity increased to 9.97% from 9.21% for the comparable quarters.

The Company’s net interest income for 2005 declined $1.23 million, or 4.3%, the result of a narrowing net interest margin during the year. The Company’s 2005 tax equivalent net interest margin of 3.28% declined from 3.69% in 2004. The 2005 margin compression was primarily the result of rising short-term market interest rates during 2005 that pushed up the bank’s cost of funds on a large percentage of its interest-bearing liabilities that had short-term maturity or variable interest rate characteristics. The flattening of the yield curve during 2005 provided less benefit to the yields on a significant percentage of the Company’s interest earning assets, that have a pricing correlation with intermediate and longer-term market interest rates and that rose less than short-term rates during the year. During 2005, the yield on the Company’s average earning assets increased 21 basis points to 5.47% while the cost of average interest bearing liabilities was up 71 basis points to 2.48%. Average earning assets in 2005 increased $73 million, or 9%, the result of a 17.5% increase in average loans and leases compared with the prior year. Average loans and leases (net of unearned income) increased $86.7 million with the majority of the growth reported in indirect auto loans and commercial leases, up 33% and 587% respectively. The 2005 yield on average loans and leases increased 23 basis points compared with 2004. Average investment securities in the Company’s portfolio declined $13.6 million, or 4.4%, in 2005 while the average yield fell 4 basis points when compared with the prior year. During 2005, the average rate paid on interest-bearing deposits increased 61 basis points to 2.18%, while the Company increased average interest-bearing deposits by $65.9 million, or 11.9%. Average non-interest bearing deposits were up 17.1% in 2005 when compared with the prior year. During 2005, the average rate paid on borrowings increased 120 basis points to 3.66%, while the Company decreased average borrowings by $3.5 million, or 2.2%.

The Bank’s provision for loan loss expense in 2005 was $144,000, down $840,000, or 85.4% lower than the expense reported in 2004. The Company’s evaluation of the adequacy of the level of the Allowance for Loan and Lease Losses throughout 2005 concluded that the 2005 expense funded the allowance to a level that was consistent with the changes in asset quality results. Non-performing loans and leases at the end of 2005 declined to 0.25% of total loans and leases (net of unearned income) from 0.53% at year-end 2004. Net loan and lease losses as a percentage of average loans and leases were 0.08% in 2005, down from 0.36% in the prior year. The decline in the 2005 loss rate reflected a reduction of 85%, or more than $1 million, in commercial loan losses, and a 66%, or $200,000, reduction in indirect auto loan losses compared with the prior year. The decline in the level of non-performing loans was primarily due to the sale of a non-performing commercial loan during the first quarter of 2005.

Non-interest income in 2005 increased $5.2 million, or 57.2%, when compared with 2004, with the increase a result of growth in trust department revenue. The February 2005 acquisition of approximately $560 million in trust accounts and assets under management from HSBC, USA, N.A. increased the Company’s trust and brokerage business revenue by $6.1 million, or 342%. Non-interest income was also positively impacted in 2005 by increased rental income from operating leases and higher fee income from debit and ATM cards. Income from service charges on deposit accounts was 3.2% lower as rising market interest rates provided customers higher earning credit rates on deposit balances offsetting charges. Income from bank-owned life insurance in 2005 was also lower than 2004 which included a death benefit component. There were no security gains taken in 2005 compared with $717,000 in gains taken the prior year.

Total operating expense for 2005 increased $4.3 million, or 15.8%, when compared with the year ended December 31, 2004. Salary and benefit costs rose 15%, with 48% of the increase relating to staff costs associated with the trust acquisition and 21% of the increase related to the commercial leasing business. The majority of the remainder of the increase related to employee severance costs incurred during 2005. Occupancy and equipment expense in 2005 increased 8.5% compared with 2004, the result of higher building lease expense from an increase in the number of customer service facilities, and an increase in depreciation and amortization expense of furniture, fixtures, software and leased assets supporting that expansion and the overall growth of the Company’s business. The increase of 23% in all other operating expenses was significantly impacted by costs associated with the growth in the trust and investment management business. More than 50% of the increase in all other operating expenses related to both servicing the growth in the trust and investment management business and the related amortization expense associated with the purchase. An increase in 2005 marketing expense related to the Company’s 2005 agreement with Onondaga County and costs associated with the Company’s naming rights to the County’s sports stadium. The Company also incurred one-time costs associated with its earnings improvement project.

The growth in 2005 taxable non-interest income decreased the percentage of non taxable income to pretax income in 2005, and resulted in an increase in the Company’s effective tax rate from 21% in 2004 to 22.3% in 2005.

The double-digit growth in net income in the fourth quarter of 2005 was the result of significant growth in non-interest income combined with a lower provision for loan loss expense that more than offset lower net interest income and increased operating expense. Net interest income for the quarter ended December 31, 2005, declined $449,000, or 6.2%, compared with the quarter ended December 31, 2004. For the comparable periods, the tax-equivalent net interest margin declined from 3.69% to 3.19%. The decline in the margin reflected a 92 basis point increase in the cost of interest bearing liabilities relative to a 31 basis point increase in earning asset yields. Average earning assets for the comparable periods increased $85 million, or 10.2%, slightly higher than the 9% growth rate for the year. Average interest bearing liabilities rose 9.8%, and average non-interest bearing demand deposits were up 14.7% for the comparable quarters. The 2005 fourth quarter provision for loan loss expense was $487,000, or 73.2%, less than the expense reported for the same period a year earlier when the higher expense funded commercial loan losses during that quarter. Non-interest income increased $1.772 million, or 83.3% when comparing the 2005 and the 2004 fourth quarters. The increase was attributable to growth in trust income associated with the 2005 purchase of the HSBC trust assets. Operating expense was up $1.525 million, or 22% over the comparable period, with 63% of the increase in salary and benefits expense. The increase in salary expense primarily related to growth in the trust and investment management business and leasing businesses, while higher benefit costs in the last quarter of 2005 were associated with employee severance payments and the Company’s self insured medical insurance program. The increase in 2005 fourth quarter operating expense also included the amortization expense associated with the intangible asset recorded in connection with the purchase of the HSBC trust business and one-time costs associated with the implementation of the Bank’s earnings improvement project.

As of December 31, 2005, total assets were $980.4 million, increasing $86.5 million, or 9.7%, compared with December 31, 2004. During 2005, loans and leases (net of unearned income) increased $127.1 million, or 24.4%, to a record $647.8 million at December 31, 2005. During 2005, indirect auto loans increased $54.5 million, or 46.3%, with much of the growth coming from an expanded dealer network in western New York State. Commercial leases (net of unearned income) increased $51.4 million, or 374% during the year. All of the new business generated in 2005 was in the form of municipal, non-tax and direct finance leases, whereby substantially all residual risk has been borne by the lessee or vendor. A vast majority of the leases are to lessees in New York State. During 2005, the commercial loan portfolio increased 4.9%, and consumer loans were up 6.3%, with two thirds of the consumer loan growth in home equity line of credit balances. The residential mortgage loan portfolio rose 5.6%, with the percentage of residential mortgage loans to total loans declining from 33.9% a year ago to 28.8% at year-end 2005. During 2005, the Bank sold nearly $10 million of newly originated mortgage loans increasing the balance of loans being serviced by approximately $4 million to $51 million. Investment securities declined $51.3 million, or 15.8%, in 2005, to end the year at $273.8 million, while intangible assets during 2005 increased nearly $10 million reflecting the purchase of the HSBC trust business. During 2005, deposits grew to a record $739.1 million, increasing $116 million, or 18.6%. For the year ended December 31, 2005, the Company reported a 20.8% increase in commercial deposits, a 16.6% rise in personal deposits, and a 34.5% increase in public funds deposits. The Company’s borrowings declined $31.5 million, or 16.4%, during 2005 to $160.7 million at December 31, 2005.

Shareholders equity at December 31, 2005 was $69.6 million, or 7.1% of assets. Shareholders equity increased during 2005 by $675,000, or 1%, reflecting a $4.5 million addition of net income after payment of dividends and $513,000 from the issuance of common stock in connection with the exercise of stock options and the issuance of restricted stock, offset by a $3.1 million decline in the market value (after tax) of the Company’s investment portfolio and $1.2 million from the purchase of treasury stock. On January 10, 2006, the Company paid its regular quarterly dividend of $0.21 per share.

For a copy of this release, including 2005 performance highlights and supporting financial information, please refer to the “Press Releases” section of the “Investor Information” tab on the Company’s website at www.alliancebankna.com.

Alliance Financial Corporation is an independent bank holding company with Alliance Bank, N.A. as a subsidiary, providing banking, commercial leasing, trust and investment services through 21 office locations in Cortland, Madison, Oneida and Onondaga counties. The Bank also operates a Trust Administrative Center in Buffalo, N.Y.

This press release contains certain forward-looking statements with respect to the financial condition, results of operations and business of Alliance Financial Corporation. These forward-looking statements involve certain risks and uncertainties. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, the following possibilities: (1) an increase in competitive pressure in the banking industry; (2) changes in the interest rate environment reduce margins; (3) changes in the regulatory environment; (4) general economic conditions, either nationally or regionally, are less favorable than expected, resulting in, among other things, a deterioration in credit quality; (5) changes in business conditions and inflation; (6) changes in the securities markets; (7) changes occur in technology used in the banking business; (8) the ability to maintain and increase market share and control expenses; (9) the possibility that the Company’s trust business will fail to perform as currently anticipated; and (10) other factors detailed from time to time in the Company's SEC filings.